UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 9, 2012

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Hospitality Properties Trust, or we, us or our, is filing this Current Report on Form 8-K to reflect the retrospective application of a new accounting pronouncement with respect to the financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended.  As previously disclosed in our Quarterly Report on Form 10-Q for the period ended March 31, 2012, on January 1, 2012, we adopted the Financial Accounting Standards Board Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income, or ASU No. 2011-05.  This update eliminated the option to report other comprehensive income and its components in the statement of shareholders’ equity.  This update was intended to enhance comparability between entities that report under U.S. generally accepted accounting principles and to provide a more consistent method of presenting non-owner transactions that affect an entity’s equity.  The implementation of this update did not cause any material changes to our consolidated financial statements, other than the presentation of the consolidated statements of comprehensive income.

Exhibit 99.1 to this current report on Form 8-K, which is incorporated herein by reference, presents the retrospective application of ASU No. 2011-05 and contains consolidated comprehensive income statement data, including net income, components of other comprehensive income, total other comprehensive income and total comprehensive income, for the years ended December 31, 2011, 2010 and 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

The Company hereby files the following exhibit:

99.1                           Consolidated Comprehensive Income Statement Data for the years ended December 31, 2011, 2010 and 2009, to comply with ASU No. 2011-05. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated:  August 9, 2012